Exhibit 10.4

COFFEE FORMULA COOPERATION AGREEMENT (Translated)

Party A: Dongguan Zhenghao Industrial Investment Company Limited
Party B: Bright Sun Coffee Co. Ltd.

Intent: Based on the taste preference of Party A, Party B has customized a Coffee Blend formula, defined as 613 (henceforth denoted as “613”). This agreement maintains without prejudice to the interests of either signing parties.

1.	Party A is willing to and hereby accepts 613 prepared by Party B and acknowledges that Party B is the designer of 613 and the only person who owns this intellectual property. Party A agrees to fulfill and guarantee the following terms:

a.	During the cooperation period from March 1, 2018 to February 29, 2020, Party A guarantees that it will continue purchasing coffee beans from Party B for the purpose of making 613.

b.	In the event that Party A fails to fulfill the above commitments (a), Party B shall take back the right to use 613 as violation of the commitments of Party A.

c.	As Party B agrees to grant the rights to use 613 to Party A, Party A guarantees to only use 613 for the manufacture of coffee products for sale to Party A’s clients, including coffee beans and coffee powder packaging, but will never disclose to any third party the composition and content of 613.

2.	During the cooperation period, Party B guarantees and promises that it will not disclose, share and/or sell 613’s formula and right to use to any third party if Party A performs its duties under section (1)(a) and (1)(c).

3.	Both parties are required to sign a written consent 60 days prior to the termination date of this cooperation agreement in order to extend Party A's right to use 613. Otherwise, Party A's right to use 613 will terminate on the termination date, and Party B will be free to sell or use 613.

4.	This cooperation agreement is governed by and based on the laws of the Hong Kong Special Administrative Region.

5.	If any party breaches the contract which causes loss to the other party, the non-breaching party shall be able to pursue remedies according to the common law.

(Corporate Seal)

Party A: Dongguan Zhenghao Industrial	Date: March 1, 2018

Investment Company Limited

Representative: Leugn, Kwok Hei, COO

(Corporate Seal)

Party B: Bright Sun Coffee Co. Ltd.	Date: March 1, 2018

Representative: Wong, Winson Hong, CEO